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DWSN - Q4 2008 Dawson Geophysical Earnings Conference Call

Event Date/Time: Nov. 05. 2008 / 10:00AM ET

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Nov. 05. 2008 / 10:00AM, DWSN — Q4 2008 Dawson Geophysical Earnings Conference Call
C O R P O R A T E      P A R T I C I P A N T S
Steve Jumper
Dawson Geophysical Company — Director, President & CEO
Christina Hagan
Dawson Geophysical Company — EVP, Secretary, Treasurer, & CFO
C O N F E R E N C E     C A L L     P A R T I C I P A N T S
Marshall Adkins
Raymond James — Analyst
Neal Dingmann
Dahlman Rose & Co. — Analyst
Pierre Conner
Capital One Southcoast, Inc. — Analyst
Byron Pope
Tudor Pickering & Co. SEC — Analyst
Cindy Du
Jefferies & Co. — Analyst
P R E S E N T A T I O N
Operator
Good morning ladies and gentlemen. My name is Laurie and I will be your conference operator today. At this time, I would like to welcome everyone to the Dawson Geophysical Fourth Quarter 2008 Conference Call. All lines have been placed on mute to prevent any background noise. After the speakers’ remarks, there will be a question-and-answer session.
(Operator Instructions)
At this time, it is my pleasure to turn the conference over to the President and Chief Executive Officer Mr. Steve Jumper. Please go ahead, sir.

Steve Jumper - Dawson Geophysical Company — Director, President & CEO
Thank you, Laurie. Good morning, everyone, and welcome to Dawson Geophysical Company’s Fourth Quarter And Fiscal Year-End 2008 Earnings And Operations Conference Call. As Laurie said, my name is Steve Jumper; I am President and Chief Executive Officer of the Company. Joining me on the call today are Christina Hagan, Executive Vice President and Chief Financial Officer; Decker Dawson, Founder and Chairman of the Board; and Ray Tobias, Executive Vice President and Chief Operating Officer.
As in the past, our call today will be presented today in three segments. Chris will come on to discuss our financial results, I will then return for an operations update and then we will open the call up for questions. The call is scheduled for 30 minutes and as in the past we will not provide any guidance.
At this point, I will turn control of the call over to Christina Hagan, our CFO to discuss our financial results.

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Nov. 05. 2008 / 10:00AM, DWSN — Q4 2008 Dawson Geophysical Earnings Conference Call
Christina Hagan - Dawson Geophysical Company — EVP, Secretary, Treasurer, & CFO
Thank you, Steve. First, let me state our Safe Harbor provisions. In accordance with the Safe Harbor provision of the Private Securities Litigation Reform Act of 1995, Dawson Geophysical Company cautions that statements made today in this conference call, which are forward-looking and which provide other than historical information, involve risks and uncertainties that may materially affect the Company’s actual results of operations. These risks include, but are not limited to, dependence upon energy industry spending, the volatility of oil and natural gas prices, high fixed costs of operations, weather interruptions, the ability to obtain land access rights of way, operational disruptions, industry competition, the ability to manage growth, and the availability of capital resources. A discussion of these and other factors including risks and uncertainties is set forth in the Company’s Form 10-K for the fiscal year ending September 30, 2007.
Dawson Geophysical Company disclaims any intention or obligations to revise any forward-looking statements whether as a result of new information, future events or otherwise. During this conference call, Dawson will make references to EBITDA, which is a non-GAAP financial measure. A reconciliation of this non-GAAP measure to the applicable GAAP measure can be found in Dawson’s current earnings release, a copy of which is located on the Dawson’s website, www.dawson3d.com.
This morning we reported record revenues of $324.926 million for our fiscal year ending September 30, 2008 compared to $257.763 million for fiscal 2007, an increase of 26%. Revenue growth is primarily the result of the addition of new seismic data acquisition crews in September 2007 and May 2008, the upgrading of recording systems on existing crews along with increased channel counts and productivity on existing crews.
Net income for fiscal 2008 was $35,007,000 compared to $27.158 million in fiscal 2007, an increase of 29%. Basic earnings per share for fiscal 2008 were $4.57 compared to $3.57 in fiscal 2007. Our EBITDA for fiscal 2008 was $81.142 million compared to $62.706 million in fiscal 2007, an increase of 29%.
Capital expenditures of $52.861 million in fiscal 2008 were used, in part, to complete the fielding of an additional data acquisition crew, expand channel count on existing crews, purchase additional energy source units, and replace two I/O System II MRX recording systems on existing crews with ARAM ARIES recording systems.
Our Board of Directors has approved an initial fiscal 2009 capital budget of $20 million. The capital budget will be used to purchase additional recording channels, make technical improvements in various phases of our operations, and meet maintenance capital requirements. These expenditures will allow us to maintain our competitive position as we respond to client desire for higher resolution subsurface images.
For the fourth quarter of fiscal 2008, we reported revenues of $84.396 million compared to $75.537 million for the comparable 2007 period, an increase of 12%. Revenue growth in the quarter compared to the 2007 period was primarily the result of the addition of new seismic data acquisition crews in September 2007 and May 2008, the upgrading of recording systems on existing crews, and increased channel count and productivity on existing crews.
Our fourth quarter revenues were somewhat negatively impacted by inclement weather as well as our inability to obtain land access agreements in a timely manner on several projects, each of which caused disruptions to crew scheduling.
Revenues in the fourth quarter of fiscal 2007 and during fiscal 2008 continued to include high third-party charges primarily related to the use of helicopter support services, specialized survey technologies, and dynamite energy sources all of which are utilized in areas with limited access. The high sustained level of these charges has been driven by our continued operations in the Appalachian Basin, the Rocky Mountains, the Fayetteville Shale of Arkansas, and the Arkoma Basin and we are reimbursed for these charges by our clients.
Net income for the fourth quarter of fiscal 2008 was $9.304 million compared to $8.794 million in the comparable 2007 period, an increase of 6%. Basic earnings per share were $1.21 for the fourth quarter of fiscal 2008 compared to $1.15 per

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Nov. 05. 2008 / 10:00AM, DWSN — Q4 2008 Dawson Geophysical Earnings Conference Call
share in the fourth quarter of 2007. EBITDA increased 11% in the fourth quarter from $19.377 million in fiscal 2007 to $21,547,000 in the same period of fiscal 2008.
Just a comment regarding the balance sheet, our accounts receivables increased from $56.707 million at September 30, 2007 to $76.221 million at September 30, 2008. Approximately $4 million of that increase is the anticipated insurance proceeds from the wild fire reported in our third quarter. The remainder is due to increased revenues.
Our allowance for doubtful accounts is a low number, we acknowledge that. We closely monitor extensions of credits as well as economic changes in the environment of our clients. We do not have a history of write-offs to substantiate an increase to our allowance.
With that Steve, I will turn it back to you.

Steve Jumper - Dawson Geophysical Company — Director, President & CEO
Thanks, Chris. Fiscal 2008 was a record year in revenue, net income and EBITDA. During the year we expanded channel count to in excess of 117,000 channels company wide, added 30 vibrator energy source units, replaced two I/O System II MRX recording systems on existing crews with the newer ARAM ARIES recording systems, one was replaced in November of ‘07 the other in April of 2008.
In addition, we added one data acquisition crew equipped with the deployment of an existing I/O System II MRX recording system in May of this year. The additional crew is a small channel count 2D crew working the Appalachian Basin. During the fourth quarter of fiscal 2008 we repaid the $20 million outstanding on our revolving line of credit.
We currently operate 16 data acquisition crews in producing basins particularly major shale basins all across the lower 48 states. Of the 16 crews, seven are equipped with ARAM ARIES recording systems, six with I/O RSR recording systems, and three with I/O System II MRX recording systems. All three systems record equivalent seismic data but differ in their operational flexibility and channel expandability. We have been replacing the MRX systems with the ARAM systems for some time as the MRX systems are the least flexible and expandable.
During the first quarter of 2009, we will replace another I/O MRX System on an existing crew with an ARAM ARIES recording system, which has even more flexibility and expandability. The new ARIES II system will be equipped with recording channels from existing ARAM crews upon the completion of several large channel-count projects. It is our intention to continue operation of the MRX system on the new crew for some time as an additional small channel count 2D crew working in the Appalachian Basin.
As of today, we have one crew working in Colorado, four in the Appalachian Basin, three of which are small 2D crews, we have two working in Arkansas, three in West Texas, one in South Texas, two in the Barnett Shale, one in Louisiana, one in the Panhandle of Texas and two in Oklahoma. If my math is right that should be 17.
As Chris mentioned earlier, our fourth quarter results were somewhat negatively impacted by inclement weather and our inability to secure land access agreements on several projects in a timely manner each of which cause disruption to our crew schedule. We are in the first quarter of fiscal 2009 which has historically been our most difficult with shorter days, weather concerns, some access issues, and holiday seasons.
Our current order book remains strong with commitments to maintain operations at full capacity that would be 16 crews well into 2009. We do not anticipate the 17th crew to be up all year. While our clients maintain the right to cancel service contracts on very short order, we have not experienced any cancellations of projects today however we have been forced to delay the commencement of two projects until later in 2009.

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Nov. 05. 2008 / 10:00AM, DWSN — Q4 2008 Dawson Geophysical Earnings Conference Call
In addition, several projects have been reduced in size due to client budget constraints. Due to project delays and reduction in project sizes, they have had an immediate impact on our current order book or crew scheduling.
Demand for our services remains at a high level particularly in the large shale basin, while demand levels remain encouraging, we are watching the CapEx budget of our client base closely. We believe pricing in 2009 will remain firm but not increasing. We continue to operate a 50/50 mix of turnkey and day rate agreements. However we do see continued upside potential improve productivity and efficiencies as we have said in the past.
Needless to say the last 45 days have been stressful as we’ve watched our stock price decline and the overall market decline, oil and natural gas price decline, an announcement of capital budget reductions all across the industry. While several companies have announced their budget reductions, we believe seismic budgets as a percentage of overall CapEx budgets have a chance to increase. I would also add as of today, all of our receivables are in good shape and within normal turnover rates.
There is no doubt there are challenges ahead of us. We have said many times in the past regardless of sentiment our clients are cost conscious. The demand on our industry has been and always will be to provide cost effective sub surface images in a short cycle time in an effort to reduce finding and development costs for our EP clients.
We welcome that challenge as we have in the past. We have and will stay committed to our business strategies. We retain and employ the best people in the industry. We operate with a conservative financial structure as evidenced by our debt-free balance sheet. We provide a wide range of services necessary to compete at the highest level. We stay focused on our core business helping our clients find oil and natural gas in the lower 48 states. We operate the most technologically advanced equipment and processes available to the industry and we supply our services in response to our clients’ demands and needs while maintaining strong relationships with operators of all sizes.
In conclusion, yes these are potentially difficult times yet our Company has a 56-year history of responding to difficult times in strong fashion. With difficulty comes opportunity and we are positioned very well to capitalize on opportunities as they arise.
With that operator, we are ready for questions.

Q U E S T I O N S     A N D     A N S W E R S
Operator
Thank you very much. (Operator Instructions). We’ll take today’s first question from Marshall Adkins with Raymond James.

Marshall Adkins - Raymond James — Analyst
Good morning, Steve.

Steve Jumper - Dawson Geophysical Company — Director, President & CEO
Hi, Marshall.

Marshall Adkins - Raymond James — Analyst
Compare and contrast for me the environment that we have today and really looking out towards the next year with other downturns we have had over the last decade or so, the ‘98 and the ‘01 downturns. We are kind of looking at the U.S. rig count being down

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Nov. 05. 2008 / 10:00AM, DWSN — Q4 2008 Dawson Geophysical Earnings Conference Call
500 rigs, 600 rigs. Historically, your business has been whacked pretty good. Is that kind of follow the same path as we saw last time or do you think things are a little different this time around?

Steve Jumper - Dawson Geophysical Company — Director, President & CEO
Marshall, I obviously don’t have a crystal ball but my gut tells me that this situation we are in right now is a little different from where we were 10 years ago. 10 years ago, we had a complete oil price collapse from a price of about $30 down to about $10.
And we actually stayed busy for quite some time after the first price collapse in, I guess, it was 1997 and we were predominantly in oil play then. The tool was more or less an exploration tool being used primarily in West Texas, Eastern New Mexico, the Permian Basin area out across the western part of the state, so we were truly an oil driven tool back ten years ago.
Today, for our Company, we have a much broader geographic expansion, we’re busy in the Appalachian Basin, we’re busy in Louisiana, we are in Arkansas, Eastern Oklahoma, we’re in South Texas, West Texas, Colorado, the Panhandle of Texas. So we’ve got a much broader geographic expansion from where we were ten years ago and we are being used more in the resource plays.
We are in a situation where people have pretty large acreage positions. They have got leases that are expiring or will expire, they need to go ahead and evaluate acreages and maintain some level of drilling commitments. We are predominantly more dependent upon natural gas than we were ten years ago. I am well aware that the natural gas fundamentals don’t look very strong in the eyes of many but I am one that believes that the natural gas fundamentals could change in a fairly short order with what you are talking about, reduction in drilling rig counts and some seasonal things.
So, I really think that we are in a different environment from where we were 10 years ago. Ten years ago, the landscape was much more competitive, there was much more capacity in the lower 48 than there is now. In 1998, we were operating six crews, I don’t have the numbers in front of me but our market share was down well below 10%, well below that. We are now the largest, we have a broader base, we have more critical mass, more geographic expansion, I think more opportunity for quicker turnaround than 1997.
In 1997 it felt like we were shooting out the end of CapEx budgets. I’m still hearing that people are factoring in seismic into their CapEx budgets into ‘09 and have some pretty encouraging sentiments coming back from our client base into 2010 and I didn’t get that feeling in 1997. Of course, I was not sitting in this chair in 1997, but from an industry as a whole, I don’t think we had that feeling in 1997 and in 1998.
We started to see drop-off in order books fairly quickly and honestly we are not seeing that right now. We are not getting inundated with bid opportunities every day. Obviously bids have flattened, it is going to be more competitive for us, but I think we are in a much better position to compete now than we were ten years ago. So, that’s my sentiment Marshall.

Marshall Adkins - Raymond James — Analyst
That’s kind of the way I read it too, it seems like — with the emergence it seems like a new shale play every month, and correct me if I am wrong here but most all of those, particularly ones with water or fracturing systems, are going to need your 3-D seismic shot. So, if you would expand on that a little bit and then also hit for a second on pricing, are you seeing any pricing pressure yet.

Steve Jumper - Dawson Geophysical Company — Director, President & CEO
Marshall, I didn’t quite understand the first part of your question, can you repeat that for me please?

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Nov. 05. 2008 / 10:00AM, DWSN — Q4 2008 Dawson Geophysical Earnings Conference Call

Marshall Adkins - Raymond James — Analyst
On the shale plays, it seems like obviously a lot of your activities have been in these emerging new source and shale plays. It also seems as if there is a new one that springs up every month or two so you guys obviously would have the first look at a lot of those. Is that shale phenomenon going to continue to drive your business outside of just the normal gas business and the second part of that is are you seeing any pricing pressures yet?

Steve Jumper - Dawson Geophysical Company — Director, President & CEO
I think the shale plays are obviously going to be a big part of our business for quite some time. Each one of these shale plays, and I am not an operator and I am not a producer and I am certainly not an engineer, but each one of them — it has been my experience talking to our clients that each one of them are a little bit different and the way they are using seismic and some are looking for false patterns and disruptions, some are looking trying to see some fracture orientation and intensity possibly to help with the fracing issues.
I think near term in our outlook near term is year, five years, ten years I don’t have that number but I think the shale plays are a big part of what we are doing. Going forward, I think with oil in the upper 60s lower 70s, I am probably not as enthusiastic about the oil shale plays as we were maybe six months ago, but I think any recovery in oil prices I think the oil shale plays come back into play. And then the bottom line is in my opinion it is we are going to need oil and gas for a long time and the demand is going to outrun supply and that’s going to force us into situations where our technology beyond the shale plays is going to have to improve.
We have talked about this in the past, either with increased channel count or multi component or some technological advancement is going to allow us to learn more about the inside of the reservoir than just being able to find it. And our industry is focused on that issue. We are going to try to be able to help people with fluid differentiation and porosity and permeability and fracture orientation.
So a long winded answer comes back to the shale play as very important short term, long term I still think the use of our tool will be needed all across the lower 48 worldwide, in fact, and I think our tool will advance to the point that it is helpful.
Pricing wise Marshall it is isolated or it is regional, we are seeing pricing pressures particularly let’s say in the Rockies area, for example. We are still in a situation where in a lot of these basins there are not that many large channel count crews available. There is 60 or so working all across the lower 48, if you get — I don’t know what percentage maybe 75% or 80% of those are large channel count crews. In the lower 48, I don’t see a pricing collapse because in the last four or five conference calls, part of the pressure has been pricing. Why is it increasing? Where do we see pricing going? Quite honestly, in my opinion, seismic has not seen the pricing increases in the last year, year and a half, two years whatever the time frame may be that the other service companies have had.
And so I don’t think we have as far to fall. Could we see some contract negotiations vary from where they have been in the past few quarters? Yes, but I feel pretty good about our pricing model and our ability especially in the turnkey model, our ability to overcome any pricing softness with increased efficiency and productivity.

Marshall Adkins - Raymond James — Analyst
Fantastic. That’s helpful. I will re-queue for other questions and let someone else [ask another].

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Nov. 05. 2008 / 10:00AM, DWSN — Q4 2008 Dawson Geophysical Earnings Conference Call
Steve Jumper - Dawson Geophysical Company — Director, President & CEO
Thanks Marshall.

Operator
We will take our next question from Neal Dingmann with Dahlman Rose & Co.

Neal Dingmann - Dahlman Rose & Co. — Analyst
Hope I can get a shorter answer Steve.

Steve Jumper - Dawson Geophysical Company — Director, President & CEO
Yes, you want a short one.

Neal Dingmann - Dahlman Rose & Co. — Analyst
My question is kind of tied into Marshall’s as far as obviously given what the stock has done the perception out there is that the growth that we have seen on a year-over-year basis for the next couple of years like a lot of other services it is maybe inclined to slow down. I would just like to hear your comments as far as not just on a top line or bottom line but just sort of activity as well what you see as sort of fiscal ‘09 growth or fiscal ‘09 total versus a fiscal ‘08 total?

Steve Jumper - Dawson Geophysical Company — Director, President & CEO
I think we are still going to have capacity for growth in our Company on channel count. We have still got three of the MRX crews out there working and we’ll just have to see what the demand looks like in ‘09. I don’t see us having any crew count expansion in 2009. We will have to watch demand very closely but we could still have some change outs in ‘09 of the MRX systems to the ARAM systems, which obviously have helped us in efficiency and productivity.
On the revenue side, I think watching our costs the costs of diesel being down obviously is going to help. We’ll see what happens in other areas but I think we have some room to increase efficiency, increase productivity, watch our costs very closely. And I think the whole key to us from an earnings standpoint, from a revenue standpoint, ‘09 is going to be maintaining the crew schedule and keeping the utilization rates high.
And I think that is one place that we have really excelled in the last several years is having a very high effective utilization rate and I think that is going to be a big key going forward. I do not see a crew count expansion, beyond the one we are talking about, this little 2D crew is going to stay out for a short time.

Neal Dingmann - Dahlman Rose & Co. — Analyst
Did you see certain areas, whether it is Arkansas, whether it is out east that are higher as far as both where the margins are better, where activity currently looks better is it regionally or you look at more just sort of overall market?

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Nov. 05. 2008 / 10:00AM, DWSN — Q4 2008 Dawson Geophysical Earnings Conference Call
Steve Jumper - Dawson Geophysical Company — Director, President & CEO
We try to balance it out on the overall market. We are structured Neal in such a way that we can be anywhere in the country on very short order. We are not trying to keep x number of crews busy in certain regions. We have been in California and Nevada in the last quarter and so we have the ability to move to the hot spot. I think there will be continued high levels of activity in the Appalachian. I think Arkansas, the Fayetteville area it is going to continue to be very active I think of course we will be watching the Haynesville situation closely and we will see how that develops.
I would say from a margin standpoint historically we have probably done best in the western states. They are typically turnkey contracts and they typically have the least weather issues and large land tracks so they are easier to permit and they are easier to schedule so historically I think we have had higher margins out west but our contracts back east are working out very well too. So, we tend to look at it as an overall market as opposed to isolated regions.

Neal Dingmann - Dahlman Rose & Co. — Analyst
Okay and then lastly, could you address what the third-party or pass through cost is, I am wondering what you saw this quarter I don’t know it looked like operating expenses maybe were just a bit higher than I guess they had been on other quarters on a percentage basis?

Steve Jumper - Dawson Geophysical Company — Director, President & CEO
They were down a little bit in Q3; they’re down a little bit from where they were a year ago. We are seeing less in terms of third-party reimbursables now than we did a year ago.

Neal Dingmann - Dahlman Rose & Co. — Analyst
And you think going forward that will be the case with reimbursables.

Steve Jumper - Dawson Geophysical Company — Director, President & CEO
I would suspect as to where we are right now, I would suspect that we will stay flat to where we are at this point on a percentage basis.

Neal Dingmann - Dahlman Rose & Co. — Analyst
As well a sort of turnkey type basis as well?

Steve Jumper - Dawson Geophysical Company — Director, President & CEO
Yes, I suspect we will stay about a 50/50 mix.

Neal Dingmann - Dahlman Rose & Co. — Analyst
All right, perfect, thanks a lot.

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Nov. 05. 2008 / 10:00AM, DWSN — Q4 2008 Dawson Geophysical Earnings Conference Call
Steve Jumper - Dawson Geophysical Company — Director, President & CEO
Thanks, Neal.

Operator
Our next question today comes from the line of Pierre Conner with Capital One.

Pierre Conner - Capital One Southcoast, Inc. — Analyst
Hi, good morning everybody.

Steve Jumper - Dawson Geophysical Company — Director, President & CEO
Good morning, Pierre.

Pierre Conner - Capital One Southcoast, Inc. — Analyst
Hi, maybe some specific questions, maybe Christina. The $20 million CapEx that is currently approved, and you mentioned that includes some amount for maintenance, can you tell us what would be the maintenance cap number?

Christina Hagan - Dawson Geophysical Company — EVP, Secretary, Treasurer, & CFO
It could run anywhere from about $1 million to a couple of million dollars a year kind of where we have been lately.

Pierre Conner - Capital One Southcoast, Inc. — Analyst
I’m sorry.

Christina Hagan - Dawson Geophysical Company — EVP, Secretary, Treasurer, & CFO
Yes, I missed that, $1 million or so a quarter to about $4 million on a year.

Pierre Conner - Capital One Southcoast, Inc. — Analyst
Got it, okay. Steve looking out, a lot of uncertainty in — you’ve addressed that adequately, just hard to say. But given your response to that you do have a CapEx budget to allow you to add some more channels, would you be inclined to — what indicators obviously someone specifically needed a crew, you got your channels, would you tend to want to rent instead of purchase at this point, be more conservative with your cash?

Steve Jumper - Dawson Geophysical Company — Director, President & CEO
We have never been much on leasing equipment. We have always felt like when there is an equipment need they typically don’t go away. It is not likely that channel count declines and so our feeling is if you need it once you’ll need it again. Now, we have lease equipment on very short-term basis that are very project specific and we would do that again. We have leased some

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Nov. 05. 2008 / 10:00AM, DWSN — Q4 2008 Dawson Geophysical Earnings Conference Call
isolated specialty stuff for things for very short-term projects, let’s say we expand a small crew to a large crew in the Barnett Shale, for example, for one project.
We attempt to juggle channels to the best of our ability Pierre. We have talked about this in the past, we have talked about the metric that you measure seismic Companies. And do you measure it in channels? Or do you measure it in crews? Or do you measure it in energy source units? What is the metric? And we have talked for several quarters now that the metric probably isn’t necessarily crew counts and it probably isn’t crew count where we had four that are 8,000 and two that are 6,000 or whatever the numbers might be.
We have 16 central units, 143 vibrator handy source units and 117,000 channels. And where we have been very effective Pierre and where we have been able to watch the CapEx and the leasing positions, not just historically but going forward, is our ability to schedule crew and move resources from crew to crew. That’s the first thing we are going to look at to maintain the capital is can we move equipment from one crew to the other and schedule things in such a way that you are sharing resources.
If you get to the point that you can’t do that it’s very short term, now you lease. If it looks like there is some legs on the project, and it may lead to something else, now you buy. So that’s the process we go through and so it would depend on the situation as it arose.

Pierre Conner - Capital One Southcoast, Inc. — Analyst
Just you brought it up, you are still at 143 vibrator sources that you think is going to be additional?

Steve Jumper - Dawson Geophysical Company — Director, President & CEO
I think that’s right.

Pierre Conner - Capital One Southcoast, Inc. — Analyst
You didn’t take 10 more that the total 30 was over the course of the year, I take it?

Steve Jumper - Dawson Geophysical Company — Director, President & CEO
Yes.

Pierre Conner - Capital One Southcoast, Inc. — Analyst
Okay. Couple of other specifics, here is a tough one. Can you quantify somewhat?

Steve Jumper - Dawson Geophysical Company — Director, President & CEO
I have never quantified anything.

Pierre Conner - Capital One Southcoast, Inc. — Analyst
I am sorry but just to give us a feel for was it two days of down time was there or how much revenue impact pushed out of the quarter do you think with weather/access issues?

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Nov. 05. 2008 / 10:00AM, DWSN — Q4 2008 Dawson Geophysical Earnings Conference Call

Steve Jumper - Dawson Geophysical Company — Director, President & CEO
I think we had one of the 2D crews down for about half a month and another one down intermittently for half a month and another one down intermittently day at a time. So down time we were probably maybe 30 days of crew time in total is probably a reasonable number. But it is all the peripherals around that that affects you. It’s the having to move to a different project maybe with a crew that you did not want to use, just to keep the crew busy while they are waiting on permits.
And so you had some other factors around just the straight down time, of course we had two hurricanes in the quarter. We had the one that came up the Rio Grande Valley and hit West Texas and Eastern New Mexico and the impact of that was probably more to us than Ike was. We really weren’t in the way of Ike.

Pierre Conner - Capital One Southcoast, Inc. — Analyst
Do you anticipate — well, I am sorry the first question was the mixture, are those delay issues behind you now, do you still have some crews waiting or were you able to get on to ...

Steve Jumper - Dawson Geophysical Company — Director, President & CEO
We are running at full capacity right now. All 16 crews are deployed and have been for quite some time now. We do have some projects that were scheduled for early part of calendar ‘09 that have been pushed back to later part of ‘09, those won’t have any impact on our crew scheduling at this point, for early ‘09 and we will have to see what happens to those projects but they have not been cancelled.

Pierre Conner - Capital One Southcoast, Inc. — Analyst
Would that say that even with the amount of uncertainty that has been thrown on to the market in the last 30 days and again last night Pioneer was aggressive in some CapEx cuts, that holiday-type impact had slowed down, you still expect it to be a typical seasonal slowdown or would you anticipate a little more conservative, taking off a couple of extra days that kind of, i.e., a bigger impact.

Steve Jumper - Dawson Geophysical Company — Director, President & CEO
I think it will be a typical holiday season.

Pierre Conner - Capital One Southcoast, Inc. — Analyst
All right, interesting. On customer mix, you mentioned geographic mix is a good thing that you did not have last cycle, customer mix may be a little more focused at year end, do you see ‘09 customer mix changing from ...

Steve Jumper - Dawson Geophysical Company — Director, President & CEO
We saw the customer mix change from ‘05 to ‘06 to ‘07 to ‘08 and again I anticipate it will change into ‘09.

Pierre Conner - Capital One Southcoast, Inc. — Analyst
So, with the backlog that you have sort of what you know about that is sort of planned out, you see it shift a bit.

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Nov. 05. 2008 / 10:00AM, DWSN — Q4 2008 Dawson Geophysical Earnings Conference Call

Steve Jumper - Dawson Geophysical Company — Director, President & CEO
Yes I don’t think it is a — it is not a shift where we have huge changes but yes I see some shifts in the client mix going forward. And we have that from ‘07 to ‘08. We have from ‘06 to ‘07 and I think we will see it again. But I will tell you that I still think we will be very active working for the natural gas driven companies in ‘09.

Pierre Conner - Capital One Southcoast, Inc. — Analyst
All right. Steve, thanks a lot. It’s real helpful. I really appreciate your perspective as always and I am going to let some other folks get in.

Steve Jumper - Dawson Geophysical Company — Director, President & CEO
Thank you Pierre.

Operator
We return for a follow-up from Marshall Adkins with Raymond James.

Marshall Adkins - Raymond James — Analyst
I have a couple of quick ones. Since you did not want to answer the hurricane impact question exactly, give me a better sense, was it a nickel a share or is it $0.25 a share for the quarter in terms of the — which one is closer? How is that?

Steve Jumper - Dawson Geophysical Company — Director, President & CEO
I think we probably handled the weather down time pretty well. I don’t think it was a huge impact for us.

Marshall Adkins - Raymond James — Analyst
Okay. It looks to me like in my model if you scale back that CapEx that you are going to have a lot of excess free cash flow, maybe I don’t know $30 million to $50 million of free cash flow, what are you going to do with that? You have got no debt right? You have got cash on the balance sheet.

Steve Jumper - Dawson Geophysical Company — Director, President & CEO
We are going to watch the market as we have every time we have been a position to build a large cash position. We will look at opportunities, we will look at growth opportunities, we will evaluate technology, here again I don’t have a crystal ball to tell you exactly what we are going to do with it in ‘09 but beginning of ‘08, beginning of ‘07 I didn’t have the answers as to what the projected use of the large free cash flow was going to be.
If the market strengthens again and optimism comes back, we will be in a great position to grow in either crew count, channel count, technological advances. If the market does go south on us and times get tough then we will be in a great position to maintain our strength, balance sheet and also look for opportunities as we did with a strong cash position in 1999, 2000 and 2001 when we actually added capacity to our Company.

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Nov. 05. 2008 / 10:00AM, DWSN — Q4 2008 Dawson Geophysical Earnings Conference Call

Marshall Adkins - Raymond James — Analyst
Did you buy back stock or anything like that?

Steve Jumper - Dawson Geophysical Company — Director, President & CEO
I don’t have the answer to that Marshall and one of the issues is that we only have 7.7 million shares outstanding anyway and so that would be something that you would look at but I would not anticipate that at this point.

Marshall Adkins - Raymond James — Analyst
All right. One last crystal ball question, I know you mentioned repeatedly you don’t have one but I just need a little help with this.

Steve Jumper - Dawson Geophysical Company — Director, President & CEO
I needed one Saturday night Marshall.

Marshall Adkins - Raymond James — Analyst
That was not going to be my question, do you expect to see the horns in Miami in January?

Steve Jumper - Dawson Geophysical Company — Director, President & CEO
I sure hope so Marshall. It was sure a long ride home from Lubbock getting back in at 2 in the morning but what an atmosphere in college football I think all of that was going on but it was sure disappointing.

Marshall Adkins - Raymond James — Analyst
Thanks guys. I appreciate it.

Steve Jumper - Dawson Geophysical Company — Director, President & CEO
Thanks, Marshall.

Operator
(Operator Instructions). We will go next to Byron Pope with Tudor Pickering & Co.

Steve Jumper - Dawson Geophysical Company — Director, President & CEO
Hi, Byron.

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Nov. 05. 2008 / 10:00AM, DWSN — Q4 2008 Dawson Geophysical Earnings Conference Call
Byron Pope - Tudor Pickering & Co. SEC — Analyst
Steve, I wanted to get your thoughts on the Barnett Shale, it has been a fairly important play for E&P companies and it has been one of the leaders from a recap perspective and now that we have got E&P operators talking about laying down rigs, I just wanted to get your thoughts on what you are seeing and hearing from customers with regard to demand for seismic services in the Barnett going forward?

Steve Jumper - Dawson Geophysical Company — Director, President & CEO
We have one crew working in the Barnett Shale of the Fort Worth Basin right now. I think we are moving another in, in very short order and we will probably have three of them working in the Barnett by the end of the year and we have just recently received two or three more projects in the Barnett.
So, the Barnett of the Fort Worth basins has always been a difficult place to operate because of the urban environment. And it is getting even more difficult, but we have still got quite a bit of work to do in the Barnett and of course if you expand that to the Barnett oil shale plays farther north and west I think there is continued opportunity there as we have talked about earlier but I am not sure what the oil price is going to have to be to make that happen.

Byron Pope - Tudor Pickering & Co. SEC — Analyst
So, it sounds like activity levels for you guys won’t be much different in the Barnett than what they have been in the past year or so?

Steve Jumper - Dawson Geophysical Company — Director, President & CEO
Not in the short term Byron, I do not think so. I think it will be steady.

Byron Pope - Tudor Pickering & Co. SEC — Analyst
Okay. Then my second question just relates to — off and on you guys have been working in the Q-Land crews with some Gecos and been doing some multi-client sheets in West Texas, where are the prospects for keeping the Q-Land crew busy?

Steve Jumper - Dawson Geophysical Company — Director, President & CEO
We are currently not operating the Q-Land at this point and we are maintaining that relationship with Schlumberger and WesternGeco and as we have always said we hope the technology which has many strengths and may uses, we hope the technology finds a steady place in the lower 48 and we think it will overtime. We would hope to continue to be a part of that.

Byron Pope - Tudor Pickering & Co. SEC — Analyst
Okay, thank you, I appreciate it.

Operator
We will take our next question from Pierre Conner with Capital One Southcoast, Inc.

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Nov. 05. 2008 / 10:00AM, DWSN — Q4 2008 Dawson Geophysical Earnings Conference Call
Pierre Conner - Capital One Southcoast, Inc. — Analyst
The follow-up question is more specific, you mentioned about the contracts Steve so I just wanted to verify, as far as any kind of projects you have lined up for customers, is it really completely flexible? What kind of terms are they in terms of delaying or outright cancelling?

Steve Jumper - Dawson Geophysical Company — Director, President & CEO
You are asking what kind of terms they have to do that.

Pierre Conner - Capital One Southcoast, Inc. — Analyst
Yes, with you, you have got a project, you mentioned that your order book looks good and let’s say you have got something in the March quarter, can they really pretty much just take that project off any financial commitments at all?

Steve Jumper - Dawson Geophysical Company — Director, President & CEO
In most cases, no. In most cases, they can cancel the project in very short order, they can change scope of the project, they can reduce its size, they can do some things in very short order. You offset that by staying in close contact and having very strong relationships and working with E&P companies all the way through the process. That is certainly something that can happen with the credit crunch issues, commodity price issues, and cash flow issues. But the majority of the time that has happened to us in the past, it has been related to drilling results or some type of acreage position and so we have continued to have some of that.
We have continued to have some projects that have been cancelled, delayed, switched or whatever but we have only had two projects that have been delayed and another couple of projects that have changed in scope directly related to current environment issues.

Pierre Conner - Capital One Southcoast, Inc. — Analyst
All right, thanks.

Steve Jumper - Dawson Geophysical Company — Director, President & CEO
Thank you Pierre.

Operator
(Operator Instructions). We will go next to Cindy Du with Jefferies & Co.

Cindy Du - Jefferies & Co. — Analyst
Good morning, guys. I just wanted a follow-up on those couple of contracts that were delayed and the ones that were cut back in scope, were they more conventional natural gas plays, oil plays or some of the new shale plays?

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Nov. 05. 2008 / 10:00AM, DWSN — Q4 2008 Dawson Geophysical Earnings Conference Call
Steve Jumper - Dawson Geophysical Company — Director, President & CEO
All of the above. There were some that were changed in the — they were all natural gas related and there were some that were shale plays and some that were just what I would consider conventional gas plays.

Cindy Du - Jefferies & Co. — Analyst
Okay in terms of the two contracts that were delayed, the projects that were delayed, where were you in terms of getting the land access and the permitting?

Steve Jumper - Dawson Geophysical Company — Director, President & CEO
I think we were in good shape, I don’t think access agreements were going to be an issue in either of the projects that we are talking about, I have every reason to believe that we will see them open up and come back late in ‘09, maybe as early as 2010 but I still think they are very viable projects and something that will circle back around.

Cindy Du - Jefferies & Co. — Analyst
I was wondering if you could give some detail on the 2009 budget, out of the $20 million how much is allocated to upgrading systems versus channel count versus adding vibes?

Steve Jumper - Dawson Geophysical Company — Director, President & CEO
We don’t have any plans to add vibes at this point. We will probably have $4 million or $5 million of maintenance CapEx. And then we have got — all during the expansions that we have been going through since really 2005, as these crews get bigger, there is rolling stock and there are other things that need to be added that are not directly related to channel count or crew count expansion and there is a good bit of that in there.
And the rest of it is uncommitted but planned for — we will see what happens, we will see if there is a channel count increase and if opportunities arise we will move on them. Our capital budget has always been pretty flexible and very fluid. We have expanded, as opportunity arises and we have contracted it in years when we needed to. So, of the $20 million at this point today very little of it is committed.

Cindy Du - Jefferies & Co. — Analyst
Okay, thank you very much.

Operator
At this time, there appear to be no further questions. I will turn the conference back over to our presenters for any additional or closing comments.

Steve Jumper - Dawson Geophysical Company — Director, President & CEO
Thank you, operator. Thank you everybody for listening into the conference call. I greatly appreciate the questions. We are watching the situation very, very closely. Our Company is in strong financial position, we are in a great position in terms of

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F I N A L       T R A N S C R I P T

Nov. 05. 2008 / 10:00AM, DWSN — Q4 2008 Dawson Geophysical Earnings Conference Call
relationships and reputation. Our equipment base, our asset base is very strong, our people are second to none and we are cautiously optimistic and we are in a position to respond to the market whichever way it takes us.
At this point, we remain very optimistic. I want to particularly thank our employees for their continued effort, our clients for their continued trust and our shareholders for their continued support. As I said, we look forward to 2009 with excitement and expect to perform at the highest level. We wish everyone a happy Thanksgiving and holiday season and we will talk to you next quarter. Thank you.

Operator
Thank you very much, ladies and gentlemen, for joining today’s Dawson Geophysical Fourth Quarter 2008 Conference Call. This concludes your conference, you may now disconnect.

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